Exhibit 99.1

Sharps Technology Enters Into a Five-Year Sales Agreement with Strategic U.S. Medical Products Company Creating +$5O Million in New Revenue for EU Facility

Definitive agreement sells out the 10mL SoloGard production capacity at Sharps’ manufacturing site in the EU and drives expansion to support the project’s growth in the future

Sharps’ portfolio of products provides attractive options to the U.S. Pharmaceutical Healthcare Industry as companies look for alternatives to Chinese-manufactured disposable syringes

Sharps has exceeded the product sales commitments for the EU-based facility made to investors in the June 2022 Shareholder Letter

NEW YORK, July 25, 2024, Sharps Technology, Inc., (NASDAQ: “STSS” and “STSSW”), an innovative medical device and pharmaceutical packaging company offering patented, best-in-class prefillable and disposable syringe products has successfully concluded negotiations and signed a contract with a prominent U.S.-based supplier of medical saline and water products to supply them with customized 10mL SoloGard syringes manufactured at Sharps’ facility in the EU. The customer initiated an evaluation of Sharps’ SoloGard product in light of the recent FDA recalls and tariffs imposed on Chinese supplied syringes. Their successful evaluation of the SoloGard syringes led to the execution of a five-year sales agreement that completely sells out the currently available manufacturing capacity for the 10mL SoloGard product. This transformative syringe program will drive the need for near-term expansion to support the current customer projects slated for the Hungary plant.

“Creating a strategic partnership with the customer and selling out production capacity at the Hungary plant for the next five years is an historic accomplishment for Sharps and the future success of the Company,” stated Robert Hayes, CEO of Sharps Technology. “The collaboration creates a five-year sales agreement for at least 500 million syringes and essentially consumes the current available manufacturing capacity for Sharps’ 10mL SoloGard disposable syringe. This project also provides a clear path for near-term revenue for our company beginning in Q4 2024, with a phased ramp up into 2025.”

Filippo Filippi, General Manager of the SafeGard manufacturing facility is pleased that his plant is delivering on commitments made by Sharps leadership in 2022. “We have been driven to bring our innovative syringes to the U.S. healthcare market,” says Filippi. “After two years of dedicated efforts, I am excited for this five-year commitment for the 500 million units, starting with the 10mL SoloGard shipments in November of this year. Equally as important, this sales agreement will help provide a solid foundation for the continued expansion of Sharps’ European division in Hungary.”

The Company believes that the need for innovative injection solutions continues to grow rapidly as injectables are the first choice for therapies as diverse as vaccines, biologics, weight loss and maintenance, ophthalmic and cosmetic applications, gene therapies, and diabetes and inflammatory disease management. As a result of this market growth and the impact of the tariffs, recalls, and quality issues with Chinese supplied syringes, Sharps is seeing increasing levels of interest and potential demand for its high-quality smart safety syringe products. Specializing in the development and manufacturing of innovative drug delivery systems, Sharps’ SecureGard and SoloGard product lines focus on low waste and ultra-low waste syringe technologies that also incorporate active safety features, as well as World Health Organization accredited re-use prevention measures.

About Sharps Technology

Sharps Technology is an innovative medical device and pharmaceutical packaging company offering patented, best-in-class smart-safety syringe products to the healthcare industry. The Company’s product lines focus on providing ultra-low waste capabilities, that incorporate syringe technologies that use both passive and active safety features. Sharps also offers products that are designed with specialized copolymer technology to support the prefillable syringe market segment. The Company has a manufacturing facility in Hungary and is partnering with Nephron Pharmaceuticals to expand its manufacturing capacity in the U.S. For more information about Sharps Technology, please visit the website at: http://sharpstechnology.com.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “poised” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity, and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance, or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Investor Relations:

Dave Gentry

RedChip Companies, Inc.

1-800-RED-CHIP (733-2447)

Or 407-644-4256

STSS@redchip.com